UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 20, 2006


                              SILGAN HOLDINGS INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


          Delaware                      000-22117               06-1269834
----------------------------     ------------------------   -------------------
(State or other jurisdiction     (Commission File Number)      (IRS Employer
     of incorporation)                                      Identification No.)



4 Landmark Square, Stamford, Connecticut                                  06901
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(Address of principal executive offices)                             (Zip Code)


Registrant's telephone number, including area code:  (203) 975-7110


                                       N/A
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          (Former name or former address, if changed since last report)



     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:


     [ ] Written communications pursuant to Rule 425 under the Securities Act(17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e-4(c))

                Section 1 -- Registrant's Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.


We and certain of our wholly owned subsidiaries entered into the Third Amendment to Credit Agreement with the lenders party to the credit agreement referred to below and Deutsche Bank AG New York Branch, as administrative agent (the "Third Amendment"), which Third Amendment became effective on December 20, 2006. The Third Amendment amends our existing credit agreement, dated as of June 30, 2005, with Deutsche Bank AG New York Branch, as administrative agent, Bank of America, N.A. and Morgan Stanley Bank, as co-syndication agents, BNP Paribas and JPMorgan Chase Bank, N.A., as co-documentation agents, Deutsche Bank Securities Inc. and Banc of America Securities LLC, as joint lead arrangers and joint book manager, and the lenders party thereto from time to time, as amended by the First Amendment to Credit Agreement and US Pledge Agreement, dated as of December 19, 2005 and effective as of December 22, 2005, and the Second Amendment to the Credit Agreement, dated as of May 23, 2006 and effective as of June 1, 2006 (such credit agreement, as so amended, the "Credit Agreement").

The Third Amendment, among other things, provides for an additional tranche of a CAD $45,000,000 incremental term loan (the "Canadian B Incremental Term Loan"), which was made available to Silgan Plastics Canada Inc., one of our wholly-owned Canadian subsidiaries, and provides that the Canadian B Incremental Term Loan will not reduce the uncommitted incremental loan facility of up to USD $350,000,000 available to us under the Credit Agreement. Except as noted, the Canadian B Incremental Term Loan was provided on materially the same terms and conditions as our previously incurred Canadian incremental term loan under the Credit Agreement.

The CAD $45,000,000 proceeds of the Canadian B Incremental Term Loan were used, along with cash on hand, to finance our previously announced acquisition of substantially all of the assets of Cousins-Currie Limited, a Canadian plastic blow molder.

The Canadian B Incremental Term Loan matures on June 30, 2012 and is repayable in installments as follows:


          Canadian B Incremental Term Loan
              Scheduled Repayment Date                 Amount
              ------------------------                 ------
                 December 31, 2009                CAD $  2,250,000
                 December 31, 2010                CAD $  2,250,000
                 December 31, 2011                CAD $  2,250,000
                 June 30, 2012                    CAD $ 38,250,000

The Canadian B Incremental Term Loan is (i) secured by all of the collateral pledged under the Credit Agreement and (ii) guaranteed by the guarantors under the Credit Agreement, in each case to the same extent that our previously existing and outstanding Canadian incremental term loan under the Credit Agreement is secured and guaranteed. In addition, interest on the Canadian B Incremental Term Loan will accrue at the same rate and upon the same terms as our existing and outstanding Canadian incremental term loan.

The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.





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

                       Section 2 -- Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of Registrant.

The information provided under Item 1.01 of this Current Report is incorporated herein by reference to the extent applicable.

                 Section 9 -- Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.                               Description
-----------                               -----------

10.1 Third Amendment to Credit Agreement, dated as of December 19, 2006 and effective as of December 20, 2006, among Silgan Holdings Inc., Silgan Containers Corporation, Silgan Plastics Corporation, Silgan Containers Manufacturing Corporation, Silgan Can Company, Silgan Plastics Canada Inc., 827599 Ontario Inc., the lenders party to the Credit Agreement from time to time and Deutsche Bank AG New York Branch, as Administrative Agent.



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



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      SILGAN HOLDINGS INC.


                                      By: /s/ Frank W. Hogan, III
                                          -----------------------
                                          Frank W. Hogan, III
                                          Senior Vice President, General Counsel
                                           and Secretary

Date:  December 27, 2006




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




                                INDEX TO EXHIBITS

Exhibit No.                               Description
-----------                               -----------

10.1 Third Amendment to Credit Agreement, dated as of December 19, 2006 and effective as of December 20, 2006, among Silgan Holdings Inc., Silgan Containers Corporation, Silgan Plastics Corporation, Silgan Containers Manufacturing Corporation, Silgan Can Company, Silgan Plastics Canada Inc., 827599 Ontario Inc., the lenders party to the Credit Agreement from time to time and Deutsche Bank AG New York Branch, as Administrative Agent.





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